Exhibit 99

OM Group, Inc 2Q 2005 Results Supplemental Information

Forward Looking Statements The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the completion of the settlement of the shareholder derivative lawsuits filed against certain of the Company's former executives and certain of its current and former directors in a manner that is consistent with the agreement in principle reached with the lead plaintiffs in such lawsuits; the speed and sustainability of price changes in cobalt and nickel; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market prices of cobalt and nickel; the availability of competitively priced supplies of raw materials, particularly cobalt and nickel; the effect of the Company not completing the documentation and testing of its internal controls over financial reporting such that management of the Company and its independent registered public accounting firm are unable to report as to such internal control over financial reporting; the risk that new or modified internal controls, implemented in response to the 2004 investigation by the audit committee of the Company's board of directors and the Company's examination of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, are not effective and need to be improved, resulting in additional expense; the demand for metal-based specialty chemicals and products in the Company's markets; the effect of fluctuations in currency exchange rates on the Company's international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the outcome of the previously announced SEC Division of Enforcement review of the investigation conducted by the Company's audit committee; and the general level of global economic activity and demand for the Company's products. The Company does not assume any obligation to update these forward-looking statements. This presentation should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on August 22, 2005, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, filed with the Securities and Exchange Commission on September 23, 2005.

Second Quarter Operating Results - 2005 Sales $314.7 $351.9 $313.7 Gross profit % 13% 16% 22% Operating profit 20.4 20.3 41.7 Corporate expenses (a) 0.5 16.8 11.8 Interest expense 10.3 10.0 11.1 Other income, including FX 2.4 0.7 (2.2) Minority interest losses/(income) 1.0 3.5 (2.4) Net income 11.3 12.6 17.7 Diluted EPS $0.40 $0.44 $ 0.62 EBITDA* $37.1 $37.5 $49.4 Q2 - 2005 Q2 - 2004 ($ in millions, except per share amounts) Q1 - 2005 (a) Q2-2005 includes income of $8.5M from net insurance proceeds related to the shareholder litigation. Q1-2005 includes a $8.7M severance charge related to the termination of the Company's former CEO. * This is a non-GAAP financial measure. See further discussion and related reconciliation on page 9.

Second Quarter Balance Sheet / Cash Flow Data - 2005 ($ in millions) Cash $ 37.4 $ 26.8 Accounts receivable 139.6 161.3 Inventories 362.2 415.5 Advances to suppliers 13.6 32.5 Total debt 427.8 430.4 Net cash provided by operating activities 19.2 (a) 10.9 CapX 8.7 6.4 June 30, 2005 December 31, 2004 Cash flow data Balance sheet data 6 Months June - 2005 6 Months June - 2004 (a) Includes payment of $74M related to the Shareholder litigation. Excluding this payment, cash provided by operations was $93.2 million.

Q2 2005 - Supplemental Information - Cobalt Group Product sales volume of 14,078 was down 2% versus Q2-04 Cobalt refining volume of 1,786 was down 11% versus Q2-04 Average cobalt price per lb.: $15.03 in Q2-05 $17.26 in Q1-05 $24.91 in Q2-04 (All volumes in metric tons) Sales Comparison - by end market (% of sales $) ($ in millions) Sales $133.6 $160.0 $165.1 Operating profit 6.4 8.1 39.0 Inventories 210.0 212.9 213.5 Q2-2005 Q1-2005 Q2-2004 Batteries 22% 36% 37% Catalysts 13% 13% 14% Hard Metal 13% 10% 10% Tires 13% 11% 10% Coatings & Inks 11% 9% 10% Others 28% 21% 19% Q2-2005 Q1-2005 Q2-2004

Cobalt Sales Overview - Q2 2005 Q2 2005 Revenue by End Markets Q2 2004 Revenue by End Markets Q2 2005 Revenue by Region Q2 2004 Revenue by Region Asia 34% Americas 32% Europe 34% Americas 26% Europe 29% Asia 45% Other 28% Coatings & Inks 11% Hard Metal 13% Catalysts 13% Tires 13% Batteries 22% Other 19% Coatings & Inks 10% Hard Metal 10% Catalysts 14% Tires 10% Batteries 37%

Q2 2005 - Supplemental Information - Nickel Group Q2-05 nickel sales volume of 10,249 was down 4% versus Q2-04 Nickel refining volume of 6,809 was down 35% versus Q2-04 Average nickel price per lb. (LME): $7.44 in Q2-05 $6.96 in Q1-05 $5.67 in Q2-04 (All volumes in metric tons) Sales Comparison - by end market (% of sales $) Sales $192.6 $208.0 $166.3 Operating profit 14.5 29.0 14.5 Inventories 152.2 196.8 146.3 Q2-2005 Q1-2005 Q2-2004 Stainless 27% 32% 30% Alloy 29% 28% 30% Plating 26% 25% 23% Electronics 8% 6% 7% Catalyst 4% 3% 4% Other 6% 6% 6% Q2-2005 Q1-2005 Q2-2004 ($ in millions)

Q2 2004 Revenue by Region* Q2 2005 Revenue by Region* Americas 10% Europe 73% Asia 17% Q2 2004 Revenue by End Markets Nickel Sales Overview - Q2 2005 Q2 2005 Revenue by End Markets *location of customer Stainless steel 27% Alloy 29% Plating 26% Electronics 8% Catalysts 4% Other 6% Stainless steel 30% Electronics 7% Catalysts 4% Other 6% Alloy 30% Plating 23% Europe 70% Asia 18% Americas 12%

Non-GAAP Financial Measure - EBITDA Q2-2005 Q1-2005 Q2-2004 Net Income $11.3 $12.6 $17.7 Add back: Interest expense 10.3 10.0 11.1 Income tax expense 3.1 2.7 8.3 Depreciation & amortization 12.4 12.2 12.3 25.8 24.9 31.7 Consolidated EBITDA $37.1 $37.5 $49.4 The Company defines EBITDA as GAAP earnings (net income) before interest expense, income tax expense, depreciation and amortization. The Company believes that EBITDA is an appropriate metric when evaluating its liquidity.